Exhibit 24.1

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-4 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Corporation’s common stock, par value $0.01 per share, to be issued in connection with the acquisition of Yadkin Financial Corporation (“Yadkin”) in accordance with the terms of an Agreement and Plan of Merger dated as of July 20, 2016, between the Corporation and Yadkin, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ William B. Campbell William B. Campbell	Director	August 30, 2016

/s/ James D. Chiafullo James D. Chiafullo	Director	August 30, 2016

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	August 30, 2016

/s/ Laura E. Ellsworth Laura E. Ellsworth	Director	August 30, 2016

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board and a Director	August 30, 2016

/s/ Robert A. Hormell Robert A. Hormell	Director	August 30, 2016

/s/ David J. Malone David J. Malone	Director	August 30, 2016

/s/ D. Stephen Martz D. Stephen Martz	Director	August 30, 2016

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr.	Director	August 30, 2016

/s/ Frank C. Mencini Frank C. Mencini	Director	August 30, 2016

Signature	Title	Date

/s/ David L. Motley David L. Motley	Director	August 30, 2016

/s/ Gary L. Nalbandian Gary L. Nalbandian	Director	August 30, 2016

/s/ Heidi A. Nicholas Heidi A. Nicholas	Director	August 30, 2016

/s/ John S. Stanik John S. Stanik	Director	August 30, 2016

/s/ William J. Strimbu William J. Strimbu	Director	August 30, 2016

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	August 30, 2016

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	August 30, 2016